Exhibit 99.1
The Ensign Group Reports Record Quarter; Q1 2011 Earnings of $0.59 per Share
Conference Call and Webcast Scheduled for May 5, 2011 at 10:00 am PT
MISSION VIEJO, California (PR Newswire) — May 4, 2011 — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, hospice care and assisted and independent living companies, today reported record results for the first quarter of 2011.
Financial Highlights for the Quarter Include:
•	Consolidated occupancy grew by 111 basis points to 80.6%, and same-store occupancy grew by 144 basis points to a record 83.6%;

•	Same-store skilled mix revenue increased 331 basis points to 56.7%;

•
Due to the significant increase in occupancy and skilled mix, consolidated EBITDAR climbed 28.4% to $32.4 million, with consolidated EBITDAR margins improving by 135 basis points to 17.7% and same-store EBITDAR margins increasing by 167 basis points to 18.9%;

•	Total revenue was a record $182.9 million, up 18.7% over the same quarter in 2010;

•	Consolidated net income climbed 36.4% to $12.7 million, or a record $0.59 per diluted share, as the company’s consolidated net income margin increased 90 basis points to reach 7.0%; and

•	The company’s net debt-to-EBITDAR ratio at March 31 was 1.83x.
Operating Results
Ensign’s President and Chief Executive Officer Christopher Christensen explained that the record quarter was the product of concerted focus on three fundamental business areas. “At the risk of oversimplifying what can be a very complicated business, our talented local leaders have focused relentlessly on right-sizing expenses, growing occupancy and building exceptional clinical systems to attract higher-acuity patients, with consistently outstanding results.”
He noted that through these efforts, Ensign’s facilities have been steadily converting their resident bases from a traditional long-term convalescent population to a short-stay skilled population — also known as growing skilled mix. “This unique model has consistently produced double-digit growth in key operating metrics quarter after quarter and year after year,” he added, citing the 331 basis point increase in same-store skilled mix revenue to a record 56.7% as just one operating metric to evidence his point.
Mr. Christensen thanked the organization’s many leaders and key members for their tireless efforts, and congratulated them on their clinical excellence. “What they are doing has not only produced record operating results today, but has also laid a solid foundation for continued growth in the months and years to come, regardless of any obstacles the future may hold,” he added.

Discussing the record results, Chief Financial Officer Suzanne Snapper also noted that Ensign’s balance sheet carries an industry-low net-debt-to-EBITDAR ratio of 1.83x. She further reported that the company continues to generate strong cash flow, with cash on hand as of March 31 of $51.0 million, and net cash from operations of $18.7 million for the quarter.
In other results, consolidated EBITDA for the year grew by 32.9% to $28.8 million. Overall EBITDAR margins increased 135 basis points to 17.7% for the quarter.
Net income was $12.7 million for the quarter, as the company’s consolidated net income margin climbed 90 basis points to reach 7.0%, despite the expected downward pull of certain recently-acquired facilities that are still in turnaround mode.
Fully diluted GAAP earnings per share were a record $0.59 for the quarter, compared to $0.44 per share in the prior year.
A discussion of the company’s use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-Q, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2011 Guidance Reaffirmed
Management reaffirmed 2011 annual guidance, projecting revenues of $740 million to $756 million, and net income of $2.15 to $2.25 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 21.7 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, an aggregate 1.0% projected decline in overall Medicaid reimbursement rates including expected provider tax increases, and taking into account the impact of variations in actual facility (versus aggregate state) rate changes in states like California which have facility-specific rates and Texas which has a patient-specific rate, and that tax rates do not materially increase.
Quarter Highlights
During the quarter, the company’s Board of Directors declared a quarterly cash dividend of $0.055 per share of Ensign common stock, consistent with the preceding quarter. Ensign has been a dividend-paying company since 2002.
The company also announced the acquisition of three long-term care facilities in three separate transactions since January 1, 2011. The facilities and business were purchased with cash, and include:
•
In Texas, Wisteria Place, a full-service senior care campus in Abilene, with 123 skilled nursing beds, 77 assisted living units and 20 independent living cottages, and Wisteria Independent Living, a separate residential retirement community also located in Abilene, with 72 independent living units.

•
In Utah, St. Joseph Villa, a full-service senior care campus with 221 skilled nursing beds, 48 assisted living units and 68 independent living apartments. St. Joseph Villa also includes the Marian Center, the Salt Lake Valley’s premier long-term inpatient acute psychiatric program, with its 12 psychiatric beds.

•
In California, The Lexington, a 125-bed assisted living facility in Ventura, California. The acquisition also included the real estate assets of Victoria Care Center, a 188-bed skilled nursing facility that has been operated by an Ensign subsidiary as a leased facility since 2003, which is under the same roof as the Lexington.

The acquisitions brought Ensign’s growing portfolio to 86 facilities, 57 of which are Ensign-owned, with Ensign affiliates holding purchase options on eight of Ensign’s 29 leased facilities. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care operations across the Western United States.
Conference Call
A live webcast will be held on Thursday, May 5, 2011 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to discuss Ensign’s first quarter 2011 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 20, 2011.
About Ensign™
The Ensign Group, Inc.’s operating subsidiaries provide a broad spectrum of skilled nursing, assisted living and independent living services, home health and hospice services, physical, occupational and speech therapies, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 86 care facilities in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the posting of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP AND ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	March 31, 2011
		Non-
	As Reported	GAAP Adj.		As Adjusted
Revenue	$182,943			$182,943

Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	143,155	(71	)(1)	143,084
Facility rent—cost of services	3,616			3,616
General and administrative expense	7,401			7,401
Depreciation and amortization	5,059	(220	)(2)	4,839

Total expenses	159,231	(291)		158,940
Income from operations	23,712	291		24,003
Other income (expense):
Interest expense	(2,727)			(2,727)
Interest income	55			55

Other expense, net	(2,672)			(2,672)

Income before provision for income taxes	21,040	291		21,331
Provision for income taxes	8,294	115	(3)	8,409

Net income	$12,746	176		$12,922

Net income per share:
Basic	$0.61			$0.62

Diluted	$0.59			$0.60

Weighted average common shares outstanding:
Basic	20,854			20,854

Diluted	21,516			21,516

(1)	Represents acquisition-related costs expenses.

(2)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represents the tax impact of acquisition costs and patient base non-GAAP adjustments represented in entries (1) and (2).

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)
The table below reconciles net income to EBITDA and EBITDAR for the periods presented:

	Three Months Ended
	March 31,
	2011	2010
	(Dollars in thousands)
Consolidated Statement of Income Data:
Net income	$12,746	$9,348
Interest expense, net	2,672	2,213
Provision for income taxes	8,294	6,126
Depreciation and amortization	5,059	3,955

EBITDA	$28,771	$21,642

Facility rent—cost of services	3,616	3,575

EBITDAR	$32,387	$25,217

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(In thousands)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$50,973	$72,088
Accounts receivable—less allowance for doubtful accounts of $10,856 and $9,793 at March 31, 2011 and December 31, 2010, respectively	76,474	69,437
Prepaid income taxes	—	1,333
Prepaid expenses and other current assets	7,661	7,175
Deferred tax asset—current	8,696	9,975

Total current assets	143,804	160,008
Property and equipment, net	311,372	262,527
Insurance subsidiary deposits and investments	15,751	16,358
Escrow deposits	—	14,422
Deferred tax asset	5,973	4,987
Restricted and other assets	8,665	6,509
Intangible assets, net	4,427	4,070
Goodwill	10,339	10,339
Other indefinite-lived intangibles	672	672

Total assets	$501,003	$479,892

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,027	$17,897
Accrued wages and related liabilities	33,191	37,377
Accrued self-insurance liabilities—current	12,742	11,480
Income taxes payable	6,152	—
Other accrued liabilities	13,445	13,557
Current maturities of long-term debt	3,165	3,055

Total current liabilities	88,722	83,366
Long-term debt—less current maturities	138,656	139,451
Accrued self-insurance liabilities—less current portion	29,019	25,920
Deferred rent and other long-term liabilities	2,663	2,952
Stockholders’ equity	241,943	228,203

Total liabilities and stockholders’ equity	$501,003	$479,892

The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Three Months Ended
	March 31,
	2011	2010
	(In thousands)
Net cash provided by operating activities	$18,689	$10,325
Net cash used in investing activities	(39,219)	(6,878)
Net cash used in financing activities	(585)	(850)
Net decrease in cash and cash equivalents	(21,115)	2,597
Cash and cash equivalents at beginning of period	72,088	38,855

Cash and cash equivalents at end of period	$50,973	$41,452

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Dollars in thousands)
The following table summarizes our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended
	March 31,
	2011	2010	Change	% Change
	(Dollars in thousands)
Total Facility Results:
Revenue	$182,943	$154,174	$28,769	18.7%
Number of facilities at period end	86	79	7	8.9%
Actual patient days	731,485	649,084	82,401	12.7%
Occupancy percentage — Operational beds	80.6%	79.5%		1.1%
Skilled mix by nursing days	26.2%	26.0%		0.2%
Skilled mix by nursing revenue	52.8%	49.8%		3.0%

	Three Months Ended
	March 31,
	2011	2010	Change	% Change
	(Dollars in thousands)
Same Facility Results(1):
Revenue	$140,219	$126,864	$13,355	10.5%
Number of facilities at period end	60	60	—	—%
Actual patient days	521,775	514,298	7,477	1.5%
Occupancy percentage — Operational beds	83.6%	82.2%		1.4%
Skilled mix by nursing days	29.6%	28.8%		0.8%
Skilled mix by nursing revenue	56.7%	53.4%		3.3%

	Three Months Ended
	March 31,
	2011	2010	Change	% Change
	(Dollars in thousands)
Transitioning Facility Results(2):
Revenue	$27,390	$24,504	$2,886	11.8%
Number of facilities at period end	17	17	—	—%
Actual patient days	128,183	123,910	4,273	3.4%
Occupancy percentage — Operational beds	72.5%	70.1%		2.4%
Skilled mix by nursing days	16.4%	14.6%		1.8%
Skilled mix by nursing revenue	37.9%	32.0%		5.9%

	Three Months Ended
	March 31,
	2011	2010	Change	% Change
	(Dollars in thousands)
Recently Acquired Facility Results(3):
Revenue	$15,334	$2,806	$12,528	NM
Number of facilities at period end	9	2	7	NM
Actual patient days	81,527	10,876	70,651	NM
Occupancy percentage — Operational beds	76.2%	76.5%		NM
Skilled mix by nursing days	15.6%	22.3%		NM
Skilled mix by nursing revenue	37.0%	35.7%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2008.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2008 to December 31, 2009.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2010.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS
BY PAYOR
The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total		%
	2011	2010	2011	2010	2011	2010	2011	2010	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$639.85	$550.94	$519.35	$443.60	$506.65	$371.17	$615.32	$531.84	15.7%
Managed care	365.00	340.44	441.04	413.32	434.10	370.50	372.51	344.75	8.1%
Other skilled	534.66	551.01	458.51	—	573.88	624.41	533.65	553.44	(3.6)%
Total skilled revenue	528.30	468.05	496.11	437.73	503.07	399.23	523.61	463.78	12.9%
Medicaid	166.57	162.59	156.21	157.62	158.25	212.22	163.86	162.31	1.0%
Private and other payors	187.01	181.82	175.17	168.03	159.47	192.29	180.95	179.04	1.1%
Total skilled nursing revenue	$275.83	$252.77	$214.39	$200.09	$212.33	$249.55	$260.25	$242.77	7.2%
The following tables set forth our percentage of skilled nursing patient revenue and days by payor source:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Revenue:
Medicare	38.3%	34.5%	27.8%	26.2%	32.7%	22.7%	36.5%	33.0%
Managed care	15.1	15.3	9.6	5.8	2.7	6.8	13.6	13.7
Other skilled	3.3	3.6	0.5	—	1.6	6.2	2.7	3.1

Skilled mix	56.7	53.4	37.9	32.0	37.0	35.7	52.8	49.8
Private and other payors	7.2	7.8	10.9	11.8	16.9	16.9	8.3	8.6

Quality mix	63.9	61.2	48.8	43.8	53.9	52.6	61.1	58.4
Medicaid	36.1	38.8	51.2	56.2	46.1	47.4	38.9	41.6

Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2011	2010	2011	2010	2011	2010	2011	2010
Percentage of Skilled Nursing Days:
Medicare	16.5%	15.8%	11.5%	11.8%	13.7%	15.2%	15.4%	15.1%
Managed care	11.4	11.4	4.7	2.8	1.3	4.6	9.4	9.6
Other skilled	1.7	1.6	0.2	—	0.6	2.5	1.4	1.3

Skilled mix	29.6	28.8	16.4	14.6	15.6	22.3	26.2	26.0
Private and other payors	10.6	10.9	13.4	14.1	22.6	21.9	12.0	11.7

Quality mix	40.2	39.7	29.8	28.7	38.2	44.2	38.2	37.7
Medicaid	59.8	60.3	70.2	71.3	61.8	55.8	61.8	62.3

Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2011		2010
	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$66,225	36.2%	$61,653	40.0%
Medicare	67,643	37.0	51,122	33.2
Medicaid-skilled	4,411	2.4	4,418	2.8

Total	138,279	75.6	117,193	76.0
Managed Care	24,141	13.2	20,569	13.4
Private and Other(1)	20,523	11.2	16,412	10.6

Total revenue	$182,943	100.0%	$154,174	100.0%

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.